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                                                                   EXHIBIT 23(d)






                                   CONSENT OF
                            WRIGHT AND COMPANY, INC.
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                                                                  EXHIBIT 23(d)
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                  CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS


   We consent to the references to our company in the Prospectus portion of the Registration Statement, including under the heading "Experts."



By: /s/ D. Randall Wright
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D. Randall Wright
President

Wright & Company, Inc.
Brentwood, Tennessee
September 7, 2004